Filed pursuant to Rule 433

Registration Statement No. 333-175037

September 14, 2011

Rio Tinto Finance (USA) Limited

Pricing Term Sheet

September 14, 2011

2016 Notes

Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$500,000,000
Maturity:	September 20, 2016
Coupon:	2.250%
Price to Public:	99.400%
Underwriting Discount and Commissions:	0.350%
Yield to maturity:	2.378%
Spread to Benchmark Treasury:	148 bps
Benchmark Treasury:	1.000% 08/2016
Benchmark Treasury Price and Yield:	100-15 3/4 / 0.898%
Interest Payment Dates:	March 20 and September 20, commencing March 20, 2012
Make-whole call:	At any time at a discount rate of Treasury plus 25 basis points
Settlement:	T+3; September 19, 2011
CUSIP / ISIN:	767201 AP1 / US 767201 AP10
Ratings[1]:	A3/A-/A-
Joint Bookrunners:	Barclays Capital Inc., BNP Paribas Securities Corp., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., SG Americas Securities, LLC
Co-managers:	ANZ Securities, Inc., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., Scotia Capital (USA) Inc., UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com, by calling BNP Paribas Securities Corp. at 1-800-854-5674, by calling Morgan Stanley & Co. LLC at 1-866-718-1649, by calling Citigroup Global Markets Inc. at 1-877-858-5407, by calling HSBC Securities (USA) Inc. at 1-866-811-8049, or by calling SG Americas Securities, LLC at 1-855-881-2108.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) Limited

Pricing Term Sheet

September 14, 2011

2021 Notes

Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Principal Amount:	$1,150,000,000
Maturity:	September 20, 2021
Coupon:	3.750%
Price to Public:	99.744%
Underwriting Discount and Commissions:	0.450%
Yield to maturity:	3.781%
Spread to Benchmark Treasury:	178 bps
Benchmark Treasury:	2.125% 08/2021
Benchmark Treasury Price and Yield:	101-03+ / 2.001%
Interest Payment Dates:	March 20 and September 20, commencing March 20, 2012
Make-whole call:	At any time at a discount rate of Treasury plus 30 basis points
Settlement:	T+3; September 19, 2011

CUSIP / ISIN:	767201 AQ9 / US 767201 AQ92
Ratings[1]:	A3/A-/A-
Joint Bookrunners:	Barclays Capital Inc., BNP Paribas Securities Corp., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., SG Americas Securities, LLC
Co-managers:	ANZ Securities, Inc., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., Scotia Capital (USA) Inc., UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com, by calling BNP Paribas Securities Corp. at 1-800-854-5674, by calling Morgan Stanley & Co. LLC at 1-866-718-1649, by calling Citigroup Global Markets Inc. at 1-877-858-5407, by calling HSBC Securities (USA) Inc. at 1-866-811-8049, or by calling SG Americas Securities, LLC at 1-855-881-2108.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Rio Tinto Finance (USA) Limited

Pricing Term Sheet

September 14, 2011

2040 Notes

Issuer:	Rio Tinto Finance (USA) Limited
Guarantors:	Rio Tinto plc and Rio Tinto Limited
Further Issue:	The notes offered hereby constitute a further issuance of the $500,000,000 principal amount of the 5.200% notes due 2040 that were issued on November 2, 2010 and the $300,000,000 principal amount of the 5.200% notes due 2040 that were issued on May 20, 2011 (collectively, the “2040 notes”). The notes will form a single series with the 2040 notes and will have the same terms other than the initial offering price. Immediately upon settlement, the notes will have the same CUSIP number and will trade interchangeably with the 2040 notes. Upon completion of this offering, $1,150,000,000 of the 5.200% notes due 2040 will be outstanding.
Principal Amount:	$350,000,000
Maturity:	November 2, 2040
Coupon:	5.200%
Price to Public:	102.285%
Accrued Interest:	137 days ($104.264)
Underwriting Discount and Commissions:	0.875%
Yield to maturity:	5.049%
Spread to Benchmark Treasury:	178 bps
Benchmark Treasury:	4.375% 05/2041
Benchmark Treasury Price and Yield:	120-29 / 3.269%
Interest Payment Dates:	May 2 and November 2 of each year
Make-whole call:	At any time at a discount rate of Treasury plus 20 basis points
Settlement:	T+3; September 19, 2011
CUSIP / ISIN:	767201 AL0 / US 767201 AL06
Ratings[1]:	A3/A-/A-
Joint Bookrunners:	Barclays Capital Inc., BNP Paribas Securities Corp., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., HSBC Securities (USA) Inc., SG Americas Securities, LLC
Co-managers:	ANZ Securities, Inc., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA) Inc., Scotia Capital (USA) Inc., UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com, by calling BNP Paribas Securities Corp. at 1-800-854-5674, by calling Morgan Stanley & Co. LLC at 1-866-718-1649, by calling Citigroup Global Markets Inc. at 1-877-858-5407, by calling HSBC Securities (USA) Inc. at 1-866-811-8049, or by calling SG Americas Securities, LLC at 1-855-881-2108.

[1]	A rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision, suspension or withdrawal at any time by the assigning rating agencies.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.